Exhibit 10.19

*** Indicates CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

A330 FINANCING LETTER AGREEMENT No.1

As of December 21, 2000

Northwest Airlines, Inc.

2700 Lone Oak Parkway

Eagan, Minnesota 55121

Attention:                           Mr. Daniel B. Matthews,

Senior Vice President Finance & Treasurer

Re:                               A330-300 AIRCRAFT FINANCING AND ASSET VALUE SUPPORT

Gentlemen:

Northwest Airlines, Inc. (“NWA”) and AVSA, S.A.R.L. (“AVSA”) have entered into an Airbus A330-300 Purchase Agreement dated as of even date herewith (the “Agreement”) which covers, among other matters, the sale by AVSA and the purchase by NWA of certain A330-300 aircraft (the “Aircraft”) as described in the specifications annexed to said Agreement. NWA and AVSA have agreed to set forth in this A330 Financing Letter Agreement No. 1 (this “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft provided for in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Letter Agreement. Capitalised terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The term “affiliate”, when used in the context of AVSA, shall include Airbus Finance Company Limited (“AFC”) or any of its affiliates and Airbus Industrie Financial Services (“AIFS”) or any of its affiliates.

This Letter Agreement shall not constitute part of the Agreement, but shall be a separate and independent contract of financial accommodation.

A.                                    Aircraft Financing

1.0                               Availability and Exposure

1.1                               In determining the availability of financing for NWA at delivery of each Aircraft, Exposure (as defined hereafter) under these financing arrangements and those arrangements in respect of certain other aircraft and spare parts will be aggregated. Exposure is defined as the aggregate of (a), (b), (c), (d), (e) and (f) where (a) will be the aggregate outstanding principal amount from time to time under the Credit

Agreement in respect of A319 and A320 aircraft dated as of 23 January 1998 between NWA as borrower and AFC as initial lender and administrative agent as amended by the Credit Agreement Amendment Agreement No 1 dated as of 1 July 1999 (the “A319 Credit Agreement”), (b) will be the aggregate outstanding principal amount from time to time under any credit agreement entered into between NWA as borrower and AVSA or an affiliate of AVSA as initial lender and administrative agent in respect of A319 or A320 aircraft excluding any amounts identified in (a), (c) will be the aggregate outstanding principal amount from time to time under the A330 Short-Term Credit facility described herein where AVSA or an affiliate is the Lender, (d) will be the aggregate principal amount outstanding under the EETC Participation described herein regardless of which entity is holding the certificates, (e) will be the higher of (i) the aggregate principal amount actually outstanding and (ii) the aggregate principal amount scheduled to be outstanding (as outlined in Exhibit 1) under the amended and restated loan agreement dated as of 29 March 1996 (the “AIFS Term Loan”) between NWA as borrower and AIFS as initial lender and agent regardless as to whether such AIFS Term Loan has been repaid and (f) will be an amount equal to the combined scheduled termination values (as outlined in Exhibit 2) at the time  in relation to the ten (10) A320-200 sub-lease agreements (Trusts A through J) between NWA as sub-lessee and AI Leasing IV, Inc. (“AIL”) as sub-lessor (each an “AIL Trust” and collectively the “AIL Trusts”). In the event that an AIL Trust is terminated for any reason prior to its currently scheduled term then the figures in Exhibit 2 will be reduced on a pro rated basis.

1.2                               Subject to the terms of this Letter Agreement (i) the A330 Short-Term Credit facility described herein and (ii) the EETC Participation described herein will be available to be drawn in accordance with the terms of this Letter Agreement in respect of all of AVSA’s share of the Aircraft as described in paragraph 2.0 below, subject to Exposure not exceeding US$ *** at any time. For the avoidance of doubt, if at the time of financing of a relevant Aircraft the amount to be advanced in respect of such Aircraft under any of the A330 Short-Term Credit or EETC Participation facilities described herein would result in Exposure exceeding US$ ***, then the amount advanced in respect of such Aircraft will be reduced accordingly.

2.0                               Election of Financing

2.1                               Subject to the terms and conditions set forth herein NWA may elect, with respect to any of the Aircraft up to a maximum of twelve (12) out of the sixteen (16) initial Firm Aircraft and six (6) out of the remaining eight (8) Cancelable Aircraft from the initial twenty-four (24) Firm Aircraft, by informing AVSA in writing to use the A330 Short-Term Credit offered by AVSA as set forth in this section A by providing written notice to AVSA no less than sixty (60) days prior to the scheduled month of delivery of each such Aircraft (the “Preliminary Notice Date”). NWA will be required to provide final written irrevocable notice (the

“Final Notice Date”) no less than thirty (30) days prior to the scheduled month of delivery of such Aircraft. Notwithstanding the foregoing, in order to facilitate administrative planning, AVSA will be entitled to enquire of NWA from time to time and in advance of the Preliminary Notice Date as to NWA’s likely intentions with regard to the financing of a relevant Aircraft. NWA hereby undertakes to provide a good faith response to any such enquiry, which will not be binding on its ultimate intentions. It is understood that AVSA will be entitled to begin working on financing documentation from the Preliminary Notice Date. Notwithstanding the foregoing, NWA may elect to draw down the A330 Short-Term Credit (as described herein) up to three (3) months following delivery of a relevant Aircraft provided that such election may only be made in respect of up to six (6) Aircraft and that no previous election (excluding any preliminary notice) had been made to have such Aircraft financed at delivery under the facilities described herein and provided further that AVSA is provided with initial revocable notice no less than three (3) Business Days before the date of delivery of such Aircraft and final irrevocable written notice no less than thirty (30) days before drawdown under the A330 Short-Term Credit in respect of such Aircraft.

3.0                               Short-Term Debt Financing

3.1                               If NWA gives AVSA timely notice of its election with respect to any Aircraft, as provided in Paragraph 2.0 above, to use the financing alternative set forth in this Paragraph 3.0, then AVSA will provide or procure that a nominee will provide on the terms set forth below, a secured short-term debt financing (an “A330 Short-Term Credit”) of such Aircraft to NWA. The A330 Short-Term Credit will be secured by a first priority perfected lien on the Aircraft and will be entitled to the benefits of Section 1110 of the US Bankruptcy Code. The amount of debt to be arranged or provided in any such A330 Short-Term Credit transaction shall not exceed  *** percent (*** %) of the Net Aircraft Flyaway Price of such Aircraft (which, for the purposes of this Letter Agreement, is defined as the Final Contract price of the relevant Aircraft plus Buyer Furnished Equipment less all airframe and engine credits available at delivery of such Aircraft). The initial term (the “Initial Term”) of an A330 Short-Term Credit will not extend beyond the third anniversary following delivery of the relevant Aircraft. Interest will accrue and be paid in arrears at the end of the selected LIBOR period by NWA at the rate of LIBOR plus a margin for each of the three years which will be determined at drawdown. The rate of interest (the “Interest Rate”) payable by NWA under each A330 Short-Term Credit will be based on LIBOR plus the higher of (x) and (y) where (x) is the prevailing margin at which NWA could borrow in a commercial bank loan transaction of the same principal amount with the same tenor and on comparable terms and security at the same time (the “NWA Market Margin”) and (y) from the date of drawdown until the first anniversary: *** basis points per annum, from the first anniversary until the second anniversary: *** basis points per annum, and from the second anniversary until the third anniversary: *** basis points per annum. Notwithstanding the foregoing, it is agreed between the parties that the Interest Rate will not exceed LIBOR plus *** basis points per annum. AVSA and NWA will establish the NWA Market Margin by requesting their respective commercial banks from the list of approved commercial banks in Exhibit 3 to determine the margin that would be obtainable in the market by NWA at the time of such A330 Short-Term Credit. Should the two commercial banks fail to agree on such NWA Market Margin, both AVSA and NWA will request a mutually selected third commercial bank to determine the NWA Market Margin, and the average of the closest rates of two of the three commercial banks will be agreed to be the NWA Market Margin.

3.2                               Notwithstanding the foregoing, NWA may select on a per Aircraft basis from time to time in accordance with the procedure established under the A319 Credit Agreement, one (1) month LIBOR in place of three (3) month LIBOR. The principal balance of such financing will amortise on the basis of *** percent of the drawn amount per quarter in arrears during the first two years and *** percent of the drawn amount per quarter in arrears during the third year and be repaid quarterly in arrears. Apart from any specific changes outlined in this Letter Agreement, any changes which are required to reflect the identity and location of the Lender and any other changes that may be agreed with NWA at the time, the documentation under each A330 Short Term Credit will otherwise contain the same terms as set forth in the A319 Credit Agreement, including, without limitation, prepayment rights and obligations.

3.3                               In respect of any relevant Aircraft, in the event that NWA does not intend to extend the A330 Short Term Credit beyond the Initial Term then repayment in full of the outstanding principal will be made by NWA at final maturity on the last day of the Initial Term. In respect of any relevant Aircraft, if NWA wishes to extend the A330 Short Term Credit beyond the Initial Term, it shall be entitled so to do, subject to written notice provided by NWA to the Lender of not less than sixty (60) days before the last day of the Initial Term. The maximum period that NWA may extend the A330 Short-Term credit beyond the Initial Term will be *** years (the “Extended Term”). Repayment in full of the outstanding principal will be made by NWA at final maturity on the last day of the Extended Term.

3.4                               During the Extended Term principal under the A330 Short-Term Credit will amortise quarterly in arrears on the basis of a mortgage-style level payment profile at an assumed fixed interest rate of *** % per annum to a balloon payment of *** percent (*** %) of the original amount drawn. Interest will accrue and be paid in arrears at the end of the selected LIBOR period by NWA at the rate of LIBOR plus a margin for each of the nine years which will be determined two business days before the first day of the Extended Term. Notwithstanding the foregoing, NWA may select on a per Aircraft basis from time to time in accordance with the procedure established under the A319 Credit Agreement, one (1) month LIBOR in place of three- (3) month LIBOR. The rate of interest (the “Extended Term Interest Rate”) during each year of the Extended Term payable by NWA under each A330 Short-Term Credit will be based on LIBOR plus the prevailing margin at which NWA could borrow on the basis of a commercial bank loan transaction of the same principal amount with the same tenor and on comparable terms and security at the same time (the “NWA Extended Term Market Margin”), with a minimum interest rate of LIBOR plus *** basis points in respect of any of the first six (6) Aircraft financed under an Extended Term during the Extended Term, LIBOR plus *** basis points in respect of any of the next six (6) Aircraft financed under an Extended Term during the Extended Term and LIBOR plus *** basis points in respect of any of the remaining six (6) Aircraft financed under an Extended Term during the Extended Term. AVSA and NWA will establish the NWA Extended Term Market Margin by requesting their respective commercial banks from the list of approved commercial banks in Exhibit 3 to determine the margin that would be obtainable in the market by NWA at the time of such Extended Term. Should the two commercial banks fail to agree on such NWA Extended Term Market Margin, both AVSA and NWA will request a mutually selected third commercial bank to determine the NWA Extended Term Market Margin, and the average of the closest rates of two of the three commercial banks will be agreed to be the NWA Extended Term Market Margin.

3.5                               In the event that NWA selects the Extended Term in respect of up to six (6) Aircraft, from the first day of the Extended Term up to and including the second anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus the NWA Extended Term Market Margin. From the second anniversary of the Extended Term until and including the third anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the third anniversary of the Extended Term until and including the sixth anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the sixth anniversary of the Extended Term until and including the seventh anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the seventh anniversary of the Extended Term until and including the ninth anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. Notwithstanding the foregoing, it is agreed between the parties that the Extended Term Interest Rate in respect of such Aircraft will not exceed LIBOR plus *** basis points per annum.

3.6                               In the event that NWA selects the Extended Term in respect of more than six (6) Aircraft but no more than twelve (12) Aircraft, from the first day of the Extended Term up to and including the first anniversary of the Extended Term the Extended Term Interest Rate in respect of the seventh to the twelfth Aircraft will be LIBOR plus the NWA Extended Term Market Margin. From the first anniversary of the Extended Term until and including the third anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the

NWA Extended Term Market Margin. From the third anniversary of the Extended Term until and including the fourth anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the fourth anniversary of the Extended Term until and including the fifth anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the fifth anniversary of the Extended Term until and including the seventh anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the seventh anniversary of the Extended Term until and including the ninth anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. Notwithstanding the foregoing, it is agreed between the parties that the Extended Term Interest Rate in respect of such Aircraft will not exceed LIBOR plus *** basis points per annum.

In the event that NWA selects the Extended Term in respect of more than twelve (12) Aircraft, from the first day of the Extended Term up to and including the first anniversary of the Extended Term the Extended Term Interest Rate in respect of the thirteenth Aircraft to the eighteenth Aircraft will be LIBOR plus the NWA Extended Term Market Margin. From the first anniversary of the Extended Term until and including the third anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the third anniversary of the Extended Term until and including the fourth anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the fourth anniversary of the Extended Term until and including the fifth anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the fifth anniversary of the Extended Term until and including the seventh anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin. From the seventh anniversary of the Extended Term until and including the ninth anniversary of the Extended Term the Extended Term Interest Rate will be LIBOR plus *** percent (*** %) of the NWA Extended Term Market Margin.

3.7                               The Aircraft will initially be registered with the FAA. NWA may at any time re-register the Aircraft after the fifth anniversary following delivery of the Aircraft in a foreign country in accordance with the terms contained in Exhibit 5 hereto, it being understood that there are no adverse tax consequences not otherwise indemnified by NWA. Notwithstanding the foregoing NWA may reregister the Aircraft at any time before the fifth anniversary following delivery in the Netherlands, the United Kingdom or Japan subject to the consent of the Lender, such consent not to be unreasonably withheld or delayed, it being understood that there are no adverse tax consequences not otherwise indemnified by NWA.

3.8                               Quiet Enjoyment

3.8.1                     Each Lender in a A330 Short-Term Credit will covenant to NWA that it shall not, through its own actions or inactions, interfere with, or suffer to exist with respect to the Aircraft any lien attributable to the Lender which might interfere with, NWA’s continued possession, use and operation of, and quiet enjoyment (including, without limitation, administrative quiet enjoyment) of, the Aircraft during the term of the A330 Short-Term Credit in accordance with the terms thereof so long as NWA shall not have been duly declared, or deemed to be declared, in default pursuant to the A330 Short-Term Credit.

3.8.2                     Each Lender will agree not to suffer to exist an event of default in its funding arrangement that does not correspond to or result from an event of default or default by NWA pursuant to the A330 Short-Term Credit.

3.8.3                     In the event such third party requests an assignment of the A330 Short-Term Credit for security purposes in return for such acknowledgment of quiet enjoyment and use of the Aircraft without interference, the Lender shall make such request to NWA and NWA may in its sole determination approve whether or not such assignment may be permitted, such approval, if granted, to be conveyed by NWA in writing.

3.9                               Insurance

3.9.1                     NWA will provide insurance (including public liability, property damage, war risk and hijacking insurance) with respect to the Aircraft against risks customarily insured against by NWA for similar aircraft, provided that public liability and property damage insurance shall be in an amount of the higher of (x) and (y) where (x) is US$475,000,000 per occurrence and (y) is the amount of such insurance from time to time applicable to aircraft owned or operated by NWA of the same type as the Aircraft. NWA will also provide all-risk hull insurance in an amount equal to the outstanding principal balance from time to time (subject to self-insurance described below). NWA will retain the right to insure the Aircraft for amounts in excess of stipulated loss value, and NWA will retain insurance proceeds in excess of stipulated loss value.

3.9.2                     NWA may self insure by way of deductible, premium adjustment or franchise provisions or otherwise, but in no case shall the aggregate amount of self-insurance with respect to public liability, property damage and all-risk hull insurance exceed during any policy year, with respect to all of the aircraft in NWA’s fleet (including, without limitation, the Aircraft), the lesser of (A) *** % of the highest replacement value of any single aircraft in NWA’s fleet or (B) *** % of the average aggregate insurable value (during the preceding year) of all aircraft (including, without limitation, the Aircraft) on which NWA carries insurance. In addition, NWA (and any lessee or sublessee, as appropriate) may self-insure to the extent of any applicable mandatory minimum per Aircraft (or, if applicable, per annum or other period) the hull or liability insurance deductible imposed by the Aircraft hull or liability insurer.

3.9.3                     If at any time the Aircraft is not covered by insurance as required by the preceding sub-paragraph NWA may not operate the Aircraft and must maintain ground insurance.

3.10                        Maintenance

NWA will maintain the Aircraft in as good an operating condition as when initially delivered to NWA under the facility, ordinary wear and tear excepted, in compliance with applicable laws and regulations and a maintenance programme approved by the government of registry, and in such condition as may be necessary to enable the Aircraft’s airworthiness certification to be maintained in good standing at all times (with exceptions as to temporary periods of storage in accordance with applicable regulations and as to the grounding by the FAA of all Airbus A330 series aircraft powered by engines of the same type as those with which the Aircraft shall be equipped at the time of such grounding), utilising, except during any period that a sublease (or lease in the case where NWA is the borrower) is in effect, the same manner of maintenance used by NWA with respect to similar aircraft operated by NWA and utilising, during any period that a sublease is in effect (or lease in the case where NWA is the borrower), the same manner of maintenance used by the sublessee (or lessee) with respect to similar aircraft operated by the sublessee (or lessee). NWA will have the right at any time during the term of any financing to substitute for any engine another compatible engine having a value and utility (except for maintenance hours or cycle condition) of the engine being replaced.

4.0                               EETC Participation

4.1                               With respect to any of the Aircraft up to a maximum of twelve (12) out of the sixteen (16) initial Firm Aircraft and six (6) out of the remaining eight (8) Cancelable Aircraft from the initial twenty-four (24) Firm Aircraft NWA may elect to have a trust (established for the benefit of NWA) issue an EETC on customary market terms and conditions in respect of an Aircraft. At any time between the date of this Letter Agreement up to and including the eighteenth calendar month following delivery of such Aircraft, subject to written irrevocable notice from NWA to AVSA of at least sixty (60) days (the “EETC Notice Date”)

prior to issuance of such EETC, AVSA will participate in or arrange for an affiliate to participate in such EETC issued by the trust on NWA’s behalf in respect of such Aircraft. For the avoidance of doubt, such EETC may include other aircraft in addition to such Aircraft. Notwithstanding the foregoing the EETC Notice Date shall be reduced to thirty (30) days (the “Standard EETC Notice Date”) in the case of an EETC issue having substantially the same form and terms as a transaction previously closed by NWA and AVSA or an affiliate of AVSA under this Letter Agreement. Such Standard EETC Notice Date may be further reduced to a time to be agreed at NWA’s written request with the consent of AVSA, such consent not to be unreasonably withheld or delayed.

4.2                               AVSA’s participation will take the form of a purchase of equipment trust certificates (an “EETC Participation”) amounting in aggregate to an amount required by NWA not to exceed in aggregate *** percent (*** %) of the Net Aircraft Flyaway Price of each Aircraft in the EETC. The EETC Participation may be allocated in any of A, B, C or D classes within a limit of the senior *** percent (*** %) (the “Senior Limit”) of the Net Aircraft Flyaway Price at delivery of such Aircraft. If the EETC is issued at the eighteenth calendar month following delivery of a relevant Aircraft the limit will be the senior *** percent (*** %) of the Net Aircraft Flyaway Price of such Aircraft. In the event that the EETC is issued between delivery of a relevant Aircraft and the eighteenth calendar month following delivery of such Aircraft the limit will be pro rated.

4.3                               Any EETC may be structured on the basis of a prefunding on customary terms and conditions. Interest will be charged at NWA’s market pricing for such certificates with market clearing protection for NWA, subject to such pricing not falling below Airbus Industrie’s market rate for such a tranche. AVSA or its affiliate, as appropriate, will be provided access to the price determination process and NWA and the lead managers will be required to use reasonable efforts to sell in its entirety each class in which NWA is considering applying an EETC Participation where such EETC Participation would represent part of a class. AVSA will establish Airbus Industrie’s market rate described above by requesting its investment bank from the list of approved investment banks in Exhibit 4 to determine the market rate that would be obtainable by Airbus Industrie for such a tranche at the time of such EETC Participation. In the case where AVSA or its affiliate is required to acquire the entirety of a class, AVSA will be entitled to have its investment bank audit the price determination process in order to verify that the pricing on the class is the market rate.

4.4                               Depending on the level of seniority of a class there will be a limit on term and weighted average life as follows: In the case of a junior participation (C class or D class), the maximum term for any EETC Participation, in whole or in part, above and excluding ***percent (*** %) of the Net Aircraft Flyaway Price of any Aircraft at delivery of such Aircraft or above and excluding ***percent (*** %) at the eighteenth calendar month following delivery of such Aircraft (with the intervening period being pro rated) will not exceed *** years from delivery with a weighted average life not to exceed *** years from delivery. In the case of a senior participation (A class or B class), if any EETC Participation, in whole or in part, is at a level below and including *** percent (*** %) of the Net Aircraft Flyaway Price of any Aircraft or below and including *** percent (*** %) at the eighteenth calendar month following delivery of such Aircraft (with the intervening period being pro rated) then the maximum term for such EETC Participation will be as follows:

(i)                                     the maximum term in respect of an A class participation may not exceed *** years from delivery with a weighted average life not to exceed *** years from delivery (so long as the EETC Participation in such circumstances represents less than fifty percent of the A class);

(ii)                                  the maximum term in respect of a B class participation (or an A class participation if the EETC Participation is equal to the *** percent or more of the A class) may not exceed *** years from delivery with a weighted average life not to exceed *** years from delivery.

4.5                               In the event that NWA elects to have an EETC Participation in respect of a relevant Aircraft it may not be entitled to elect to have an RVG as outlined herein in respect of such Aircraft. In the event that eighteen (18) RVGs have been issued then NWA will not be entitled to elect to have an EETC Participation in respect of an Aircraft without first cancelling an RVG in respect of such Aircraft or another Aircraft, as appropriate.

5.0                               Other Terms and Conditions

5.1                               Costs and Expenses

NWA will pay the Lender’s reasonable and adequately documented external legal expenses in relation to the A330 Short-Term Credit or EETC Participation, as appropriate, whether or not consummated.

5.2                               Transfer and Assignment

5.2.1.                  The certificates under an EETC Participation will be either registered paper at issuance or will be eligible for resale under Rule 144a. If AVSA supplies to NWA a statement from a law firm reasonably satisfactory to NWA to the effect that such firm is not able to deliver an unqualified opinion that AVSA or, if different, the initial certificate purchaser, can resell the certificates to the public without an effective registration statement, NWA will enter into a registration rights agreement pursuant to which it agrees that, at AVSA’s request, or, if different, the certificate purchaser’s request, NWA will (i) effect a registered exchange offer under customary terms and conditions, and/or (ii) file (and use its reasonable efforts to cause to become effective) a registration statement on Form S-3 and thereafter use its reasonable efforts to maintain the effectiveness of such registration statement for a  period of two (2) years following the date of the initial purchase of the certificates; provided, however, that NWA shall not be obligated to file or cause to become effective, and shall be permitted to suspend sales under, a registration statement if, and for so long as, the Board of Directors of NWA determines in good faith that a valid business reason prevents the disclosure of information relating to NWA (such determination to be evidenced by a certificate of the Chief Financial Officer or any Senior or Executive Vice President of NWA and  delivered to AVSA). Failing its obligations under the registration rights agreement NWA shall be liable for customary liquidated damages.

5.2.2.                  The initial purchaser under an EETC Participation will notify NWA in writing on any occasion that the initial purchaser has an intention to dispose of its interest, fully or partially, in the certificates to an unrelated third party or parties in the public market. If, at the time of such notice, NWA is in the process of establishing a financing of aircraft in the long-term domestic fixed income market and requires a free and clear market to consummate such financing NWA will be entitled to require the initial purchaser to refrain temporarily (each such occasion being a “Refrain Period”) from disposing of such interest for a period of up to *** days (the “Maximum Period”) from receipt of such notice by notifying in writing the initial purchaser that this is the case. If NWA requires the initial purchaser to refrain for a period of less than the Maximum Period then NWA may use the balance between the Maximum Period and the period for which NWA has required the initial purchaser to refrain from disposing of its interest in the certificates on up to three more occasions thereafter. For the avoidance of doubt, to the extent the Maximum Period is not fully utilised on the four occasions outlined above any balance of days remaining will no longer be available to NWA. Once the total number of Refrain Periods has either reached four (4) in total or in days the Maximum Period, NWA will not be entitled to require that an initial purchaser refrain from disposing of its interest in the certificates for a period of *** days thereafter. At any time after *** days thereafter if the initial purchaser notifies NWA in writing of its intention to dispose of its interest in the certificates, fully or partially, then NWA will be entitled to repeat the process outlined above. The process outlined herein may be repeated until the initial purchaser has fully disposed of its interest in the certificates.

5.2.3.                  The person to whom any transfer or assignment under an A330 Short-Term Credit is made will be either (1) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $ ***, or a corporation whose consolidated tangible net worth is at least $ ***, exclusive of goodwill, in either case as of the proposed date of such transfer or assignment, as determined in accordance with generally accepted accounting principles or (2) any affiliate of any such bank, financial institution or corporation if such bank, financial institution or corporation furnishes to NWA an agreement or agreements of such bank, financial institution or corporation unconditionally guaranteeing to NWA such affiliate’s obligations to NWA, so long as such entity referred to in (1) or (2) is (A) not an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport or other similar business (collectively a “Potential Competitor”) and (B) is not a person or entity (other than a bank or financial institution) controlling, controlled by or under common control with any such Potential Competitor.

5.2.4.                  NWA hereby agrees to provide latest publicly available financial, business and other information to a Lender, if requested, together with any other information which NWA may currently be providing to lenders in respect of other similar type of debt financings which NWA may be arranging at the same time for incorporation into or use in connection with any applicable placement materials; provided, however, that, in respect of non-public information, such Lender or its assignee shall enter into a written confidentiality agreement with NWA consistent with NWA’s normal lender practices, if so required by NWA.

5.2.5.                  In furtherance of the matters covered by this sub-paragraph 5.2. AVSA, and NWA and, as appropriate, each Lender and each initial certificate purchaser in an EETC Participation shall undertake in good faith at NWA’s request, consent to which request not to be unreasonably withheld or delayed by AVSA, each Lender or each initial certificate purchaser to define a mutually beneficial process by which the parties would coordinate each Lender’s, or each initial certificate purchaser’s, efforts to transfer debt or debt securities with NWA’s plans and efforts to raise capital.

B.                                    ***

C.                                    General

1.0                               Termination

During the term of this Letter Agreement, each of the commitments of AVSA set forth herein shall be subject to the non-occurrence of any of the events described in this paragraph C.1.0. Should any event described in sub-paragraph (a) to this paragraph occur, this Letter Agreement and the commitments of AVSA hereunder shall automatically terminate without notice of any kind and without prejudice to any other rights or remedies that may be exercised by AVSA. If any event described in sub-paragraphs (b) or (c) to this paragraph occur, AVSA shall be entitled to terminate this Letter Agreement and its commitments hereunder.

(a)

(1)                                  NWA or any other party shall commence any case, proceeding or other action with respect to NWA in any jurisdiction relating to bankruptcy, insolvency, reorganisation or relief from debtors or seeking a reorganisation, arrangement, winding-up, liquidation, dissolution or other relief with respect to its debts and such case, proceeding or action is not dismissed within sixty (60) days.

(2)                                  An action is commenced seeking the appointment of a receiver, trustee, custodian or other similar official for NWA for all or substantially all of its assets and such action is not stayed or dismissed within sixty (60) days, or NWA makes a general assignment for the benefit of its creditors

(3)                                  An action is commenced against NWA seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets and such action is not dismissed within sixty (60) days.

(4)                                  NWA is unable generally to pay its debts as they become due.

(5)                                  There is a liquidation, winding-up or analogous event with respect to NWA.

(b)

(1)                                  NWA fails to make any Predelivery Payment required to be made pursuant to the Agreement when such payment comes due or fails to make payment of all or part of the Final Contract price required to be made pursuant to the Agreement.

(2)                                  NWA defaults on any payment of principal or interest on any indebtedness or in the payment of any guarantee obligation to AVSA or any of its Affiliates (as defined in the Agreement).

(3)                                  NWA defaults in its obligation to take delivery of an Aircraft (as defined in the Agreement).

(4)                                  NWA defaults in any material respect in the observance or performance of any other material covenant or undertaking contained in the Agreement, and such default continues beyond the applicable grace period (if any).

(5)                                  The Agreement shall have terminated on account of a material breach by NWA or for any other reason or if NWA shall be in material default of any of its obligations thereunder.

(c)                                  NWA or any of its affiliates shall have materially defaulted under any A330 Short-Term Credit or EETC Participation.

2.0                               Conditions Precedent

Each A330 Short-Term Credit, EETC Participation or RVG (at issuance) will contain appropriate conditions precedent including

(i)                                     there not having occurred since 31 December 2000 and be continuing 60 days before drawdown of debt or RVG issue, as appropriate, in respect of a relevant Aircraft a material adverse change in NWA’s financial condition which has a material adverse effect on NWA’s ability to perform its material obligations under the A330 Short-Term Credit, RVG or EETC Participation, as appropriate and

(ii)                                  NWA not being in material default, at time of drawdown of debt under this Letter Agreement or time of RVG issuance in respect of a relevant Aircraft, under any material financing (including without limitation financing drawn under the Credit Agreement, another A330 Short-Term Credit or EETC Participation or financing drawn under the A319 Credit Agreement or under the AIFS Term Loan if AIFS or an affiliate remains at risk or under an AIL Trust if AIL or an affiliate remains at risk or financing drawn under commitments provided to NWA by the Propulsion Systems manufacturer in respect of the Aircraft) or under the Agreement.

3.0                               Guarantee

To the extent that AVSA or an affiliate of AVSA (but excluding AFC if it is a Lender) is the Lender under an A330 Short-Term Credit and prior to any transfer or assignment of such A330 Short-Term Credit by such Lender, any Lender undertaking or obligation, including without limitation lifting of liens, indemnities for the benefit of NWA and transferring of title under a conditional sale arrangement, shall be unconditionally guaranteed by Airbus Industrie. To the extent that AVSA or an affiliate of AVSA (but excluding AFC if it is an RVG Guarantor) is the RVG Guarantor under an RVG its obligations shall be unconditionally guaranteed by Airbus Industrie. In the event that an affiliate of AFC is the Lender or the RVG Guarantor under an RVG then its obligations to

NWA or third party beneficiary, as appropriate, shall be unconditionally guaranteed by AFC.

4.0                               Propulsion Systems Manufacturer

NWA hereby confirms that, at the time of signature of the Propulsion Systems agreement in respect of support and warranties on the Propulsion Systems and as a condition of its selection, the Propulsion Systems manufacturer will be required to provide a formal and documented undertaking to NWA to provide financing options to NWA in respect of up to *** Aircraft out of the initial twenty-four (24) Firm Aircraft.

5.0                               Option aircraft

The support outlined herein is available in respect of the initially ordered Firm Aircraft, which may include initially ordered Firm Aircraft converted into A330-200 and A330-500 aircraft, and not in respect of Option Aircraft or Purchase Right Aircraft subsequently converted to Firm Aircraft or Converted Firm A330-200 Aircraft or Converted Firm A330-500 Aircraft or Converted Firm A340-500 Aircraft or Converted Firm A340-600 Aircraft any of which were originally Option Aircraft or Purchase Right Aircraft.

6.0                               Exposure Reduction

NWA acknowledges that Airbus Industrie and AIL intend to reduce their exposure in the AIL Trusts. AVSA and AIL will take all reasonable efforts to minimise the administrative burden in connection with such exposure reduction. NWA agrees to cooperate reasonably with AIL and Airbus Industrie with the objective of achieving such exposure reduction for AIL and Airbus Industrie under the AIL Trusts according to a timetable to be established by Airbus Industrie and which could begin, at Airbus Industrie’s option, in 2001, it being acknowledged by AVSA that NWA will not be required to suffer any economic deterioration or additional risk in respect of the exposure reduction under such AIL Trusts. In addition, AVSA will procure that AIL will reimburse NWA’s reasonable and adequately documented external legal and investment bank fees and expenses in respect of any exposure reduction.

7.0                               Assignment

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of NWA and AVSA hereunder (excluding, for the avoidance of doubt, for the purposes of this Paragraph the rights and obligations under an A330 Short-Term Credit or EETC Participation or RVG that have already been closed) will not be assigned or transferred or mortgaged or pledged in any manner without the prior written consent of either party hereunder, and any attempted assignment or transfer in contravention of the provisions of this Paragraph will be void and of no force and effect.

8.0                               Miscellaneous Provisions

(a)                                  Notices

All notices and requests required or authorised hereunder shall be given in writing either by personal delivery to a responsible officer of the party to whom the same is given or by commercial courier or mail or by electronic transmission to the addresses set forth below. The date upon which any such notice or request is so personally delivered or delivered by commercial courier or mail, or if such notice or request is given by electronic transmission, the date upon which sent, shall be deemed to be the effective date of such notice or request.

AVSA shall be addressed at:

2, rond-point Maurice Bellonte

31700 BLAGNAC, FRANCE

Attention:	Director - Contracts
Telephone:	(33) 5 61 30 40 12
Telex:	AVSA 521155F
Fax:	(33) 5 61 30 40 11

And NWA shall be addressed at:

2700 Lone Oak Parkway

Eagan, Minnesota 55121, USA

Attention:	Senior Vice President Finance & Treasurer
Telephone:	(1) 612 726 2274
Fax:	(1) 612 726 2488

or at such other address or to such other address or to such other person as the party receiving the notice or request may designate from time to time.

(b)                                 Waiver

The failure of either party to enforce at any time any of the provisions of this Letter Agreement, or to exercise any right herein provided, or to require at any time performance by any other party of any of the provisions hereof, will in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this Letter Agreement or any part hereof or the right of the other party thereafter to enforce each and every provision. The express waiver by either party of any provision, condition or requirement of this Letter Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

(c)                                  Interpretation and Law

THIS LETTER AGREEMENT AND ANY DOCUMENTS PERTAINING TO ANY OF THE FINANCING PROVIDED HEREUNDER WILL BE GOVERNED BY AND CONSTRUED, AND THE PERFORMANCE THEREOF WILL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN SUCH STATE BY RESIDENTS THEREOF AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Each of AVSA and NWA (i) hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York, New York County, of the United States, and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Letter Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defence, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defence based on sovereign or other immunity or that any suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Letter Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

(d)                                 Confidentiality

Subject to any legal or governmental requirements of disclosure, and except for disclosure to legal counsel, credit rating agencies and lead lenders to the parties on an as-needed basis, the parties (which for this purpose shall include their board of directors, employees, agents and advisers (including financial advisers)) shall maintain the terms and conditions of this Letter Agreement strictly confidential. Without limiting the generality of the foregoing, NWA and AVSA will limit the disclosure of the contents of this Letter Agreement, to the extent legally permissible, in any filing required to be made with any governmental agency and shall make such applications as shall be necessary to implement the foregoing. NWA and AVSA shall consult with each other prior to the making of any public disclosure or filing, otherwise permitted hereunder, of this Letter Agreement or the terms and conditions hereof. In the event that NWA receives any other disclosure request from any government or any branch, agency or instrumentality thereof or any government-related entity, which NWA believes would be advisable to satisfy in whole or in part, NWA and AVSA will consult and AVSA will not unreasonably withhold its consent to such disclosure. Notwithstanding anything in this Paragraph to the contrary, AVSA may deliver a copy of this Letter Agreement to the selected Propulsion Systems manufacturer. The provisions of this Paragraph shall survive any termination of this Letter Agreement.

(e)                                  Severability

In the event that any provision of this Letter Agreement should for any reason be held to be without effect, the remainder of this Letter Agreement shall remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law which renders any provision of this Letter Agreement prohibited or unenforceable in any respect.

(f)                                    Alterations to Contract

This Letter Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understanding, commitments or representations whatsoever, oral or written.

(g)                                 Language

All correspondence, documents and any other written matters in connection with this Letter Agreement shall be in English.

(h)                                 Headings

All headings in this Letter Agreement are for convenience of reference only and do not constitute a part of this Letter Agreement.

(i)                                     Counterparts

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

If the foregoing correctly sets forth our understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to AVSA.

Very truly yours,

AVSA, S.A.R.L.

		By:	/s/ Francois Besnier

		Its:	Chief Executive Officer

		Date:	December 21, 2000

Accepted and Agreed

NORTHWEST AIRLINES, INC.

By:	/s/ Daniel B. Matthews

Its:	Senior Vice President & Treasurer

Date:	December 21, 2000

Exhibit 1	AIFS Term Loan Amortisation

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Exhibit 2	AIL Trusts Aggregate Termination Values

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Exhibit 3	Approved Commercial Banks

ABN-Amro Bank
Citibank
Crédit Lyonnais
Chase Manhattan Bank
Deutsche Bank
The Mitsubishi Trust and Banking Corporation
The Bank of Tokyo-Mitsubishi Limited
Kreditanstalt für Wiederaufbau
Credit Suisse

their successors or assigns.

Exhibit 4	Approved Investment Banks

Morgan Stanley Dean Witter

Merrill Lynch

Salomon Smith Barney

Goldman Sachs

Deutsche Bank Securities

J.P. Morgan (Chase) Securities

Credit Suisse First Boston Corporation

their successors or assigns and any investment bank not on the above list who at the time of determination of market rates is one of the top five lead banks in the fixed income US domestic bond market according to Thomson Financial Securities Data.

Exhibit 5	Aircraft Reregistration Rights

The Lender will agree that, at any time after the fifth anniversary following delivery, NWA may effect a change in the registration of the Aircraft, at NWA’s expense, so long as

(a)                                  the proposed country of registry of the Aircraft is a country listed on Exhibit 6 to the Letter Agreement (or such other country as the Lender approves),

(b)                                 NWA undertakes to perform in such country that which is required to maintain the Lender’s security position and

(c)                                  the following conditions are met:

(i)                                     the United States, France, Germany, United Kingdom, the Netherlands or Japan, as appropriate, maintain normal diplomatic relations with the proposed country of registry of the Aircraft; and

(ii)                                  the Lender together with any appropriate funding entity (including the equity investor, as appropriate) shall have received favourable opinions (subject to customary exceptions) addressed to each party, from counsel of recognised reputation qualified in the laws of the relevant jurisdiction to the effect that:

(A)                              The appropriate party’s ownership, lease or security interests in the Aircraft shall be recognised under the laws of such jurisdiction,

(B)                                the obligations of NWA, and the rights and remedies of the appropriate parties under the financing transaction shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law),

(C)                                after giving effect to such change in registration, any lien, if appropriate, on the Lender’s right and interest in and to the Aircraft and the borrowing shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Lender and the appropriate parties shall have received a certificate from NWA that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered the Lender and other appropriate parties on or prior to the effective date of such change in registration),

(D)                               it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Lender or another appropriate party, as the case may be, for the Lender or such other appropriate party to qualify to do business in such jurisdiction,

(E)                                 there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the appropriate parties, such opinion shall be waived if insurance reasonably satisfactory to the appropriate parties is provided to cover such risk) and

(F)                                 (unless NWA shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into US dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use.

In addition, as a condition precedent to any such change in registration, NWA shall furnish to the Lender and any other appropriate party an officer’s certificate to the effect that the insurance required by the financing transaction shall be in full force and effect at the time of such change in registration after giving effect to such change in registration and that the new country of registry imposes aircraft maintenance standards not materially different from those of the United States of America, France, Germany, Japan, the Netherlands or the United Kingdom. NWA shall pay all costs, expenses, fees, recording and registration taxes, including the fees and expenses of counsel to the Lender and other appropriate parties and other charges in connection with any such change in registration.

Exhibit 6	Approved Countries for Aircraft Reregistration Purposes

Argentina	Malaysia

Australia	Netherlands

Belgium	New Zealand

Brazil	Norway

Canada	People’s Republic of China

Chile	Philippines

Denmark	Portugal

Finland	Republic of China (Taiwan)(1)

France	Singapore

Germany	South Korea

Greece	Spain

Iceland	Sweden

India	Switzerland

Indonesia	Thailand

Ireland	Trinidad and Tobago

Italy	United Kingdom

Japan	Venezuela

Luxembourg

(1) So long as on the date of entering into the proposed re-registration such country and the United States have diplomatic relations as good as those in effect as of the date of this Letter Agreement with respect to the applicable Aircraft.

Exhibit 7	Reference Condition

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